UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

Glaukos Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes and the Indenture

On June 11, 2020, Glaukos Corporation (the “Company”) issued $250 million in aggregate principal amount of 2.75% Convertible Senior Notes due 2027 (the “Notes”) pursuant to an Indenture, dated June 11, 2020 (the “Indenture”), with Wells Fargo Bank, National Association, as trustee, in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, on June 8, 2020, the Company granted the initial purchasers in the offering (the “Initial Purchasers”) a 13-day option to purchase up to an additional $37.5 million in aggregate principal amount of Notes (the “Additional Notes”).

The Notes are senior unsecured obligations of the Company. The Notes will bear interest from June 11, 2020 at a rate of 2.75% per year payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2020. The Notes will mature on June 15, 2027, unless earlier converted, redeemed or repurchased in accordance with their terms. The Notes will be convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding March 15, 2027, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “Measurement Period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate in effect on each such trading day; (3) with respect to any Notes the Company calls for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after March 15, 2027 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture. The initial conversion rate for the Notes will be 17.8269 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $56.10 per share of the Company’s common stock. The initial conversion price represents a premium of approximately 30.0% to the $43.15 per share closing price of the Company’s common stock on The New York Stock Exchange on June 8, 2020. The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders whose Notes have been called for redemption and who elect to convert their Notes in connection with such corporate event or during the relevant redemption period.

The Company may not redeem the Notes prior to June 20, 2024. The Company may redeem for cash all or any portion of the Notes, at its option, on or after June 20, 2024 but before the 45th scheduled trading day immediately preceding the maturity date, if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect on (i) each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption and (ii) the trading day immediately preceding the date the Company sends such notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable.

A copy of the Indenture and form of Note are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

On June 8, 2020, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”), pursuant to capped call confirmations in substantially the form filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The Capped Call Transactions cover, subject to customary adjustments, the number of shares of common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the Notes or at the Company’s election (subject to certain conditions) offset any cash payments the Company is required to make in excess of the aggregate principal amount of converted Notes, as the case may be, with such reduction or offset subject to a cap based on the cap price. The cap price of the Capped Call Transactions will initially be $86.30 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $43.15 per share on June 8, 2020, and is subject to certain adjustments under the terms of the Capped Call Transactions. If the Initial Purchasers exercise their option to purchase Additional Notes, the Company expects to enter into additional capped call transactions with the Option Counterparties.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transactions contained herein is qualified in its entirety by reference to the text of the form of capped call confirmation relating to the Capped Call Transactions filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Notes were offered and sold, and any Additional Notes will be offered and sold, to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement pursuant to which the Company sold the Notes to the Initial Purchasers. The Notes and any Additional Notes, and the shares of the Company’s common stock issuable upon conversion of the Notes and any Additional Notes, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes are initially convertible into a maximum of 5,793,725 shares of the Company’s common stock (or up to a maximum of 6,662,784 shares of the Company’s common stock if the Initial Purchasers exercise their option to purchase the Additional Notes in full). To the extent that any shares of the Company’s common stock are issued upon conversion of the Notes and any Additional Notes, such shares of the Company’s common stock will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any Additional Notes and any resulting issuance of shares of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Indenture, dated as of June 11, 2020, between Glaukos Corporation and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 2.75% Convertible Senior Notes due 2027 (included in Exhibit 4.1).
10.1	Form of Capped Call Confirmation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2020	GLAUKOS CORPORATION

	By:	/s/ Joseph E. Gilliam
Name: Joseph E. Gilliam
Title: Chief Financial Officer and Senior Vice President, Corporate Development

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